UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 10, 2016

Aon plc
(Exact Name of Registrant as Specified in Charter)

England and Wales	1-7933	98-1030901
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

122 Leadenhall Street, London, England (Address of Principal Executive Offices)	EC3V 4AN (Zip Code)

Registrant’s telephone number, including area code: +44 20 7623 5500

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective, August 10, 2016, the Board of Directors (the “Board”) of the Aon plc (the “Company”) appointed Jin-Yong Cai as a director of the Company. Mr. Cai will serve until the Company’s 2017 annual general meeting of shareholders, when he is expected to be subject to re-appointment by a vote of the Company’s shareholders.  The Board has appointed Mr. Cai to the Finance and Organization and Compensation Committees of the Board.

Mr. Cai is a partner at TPG Capital, a global private equity investment firm, a position he has held since February 2016. From October 2012 to January 2016, Mr. Cai served as the chief executive officer of the International Finance Corporation, World Bank Group.

Mr. Cai will receive compensation as a non-employee director in accordance with the Company’s non-employee director compensation practices (prorated based on his start date), which are generally described in the Company’s Proxy Statement for the Company’s 2016 annual general meeting of shareholders, filed with the Securities and Exchange Commission on April 29, 2016.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Aon plc

By:	/s/ Molly Johnson
Molly Johnson
Assistant Secretary

Date: August 10, 2016